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                                                                   Exhibit 23.01


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Adelphia Communications Corporation on Form S-3 of our report dated March 29, 2001, appearing in the Annual Report on Form 10-K of Adelphia Communications Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.




Deloitte & Touche LLP

Pittsburgh, Pennsylvania
June 20, 2001